UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 21, 2012

MGC Diagnostics Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-13543	41-1579150
(Commission File Number)	(I.R.S. Employer Identification No.)

350 Oak Grove Parkway Saint Paul, MN	55127-8599
(Address Of Principal Executive Offices)	(Zip Code)

(651) 484-4874

Registrant’s Telephone Number, Including Area Code

Angeion Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 21, 2012, Angeion Corporation changed its name to MGC Diagnostics Corporation (the “Company”). The Company previously announced the pending name change at its 2012 Annual Meeting of Shareholders held on May 30, 2012. The Articles of Amendment filed with the Minnesota Secretary of State are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K. The Company also amended its Bylaws, effective as of August 21, 2012, to reflect the name change.

Concurrent with the name change, the Company's common stock will continue to trade on the NASDAQ Capital Markets exchange under the new trading symbol of "MGCD." The new CUSIP number for the Company’s common stock is 552768 103.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation as filed with the Minnesota Secretary of State on July 24, 2012 and effective as of August 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MGC DIAGNOSTICS CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:  August 21, 2012